Exhibit 99.1


      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Crown Jewel Resources Corp. (the "Company") on Form 10-QSB for the period ended September 30,2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marc A. Palazzo, President of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1)      the Report fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Date: November 19, 2002
                                                  /s/Marc A. Palazzo
                                                     --------------------
                                                     Marc A. Palazzo
                                                     President